Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K


               Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information and to the use of our report dated September 13, 2002, on the Federated Government UltraShort Fund (one of the portfolios constituting the Federated Institutional Trust) in the Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A No. 33-54445) of the Federated Institutional Trust.

                                                 /s/ ERNST & YOUNG LLP
                                                 ERNST & YOUNG LLP



Boston, Massachusetts
September 18, 2002